Exhibit 15

June 5, 2009

To the Board of Directors and Shareholders

of Limited Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 ASR No. 333-146420)

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of Limited Brands, Inc. of our report dated June 5, 2009 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the quarter ended May 2, 2009.

/s/ Ernst & Young LLP

Columbus, Ohio